Exhibit 99.1

(1) Includes 348,538 shares of Common Stock purchased by Sprout IX and 1,462 shares of Common Stock purchased by Sprout Entrepreneurs.

(2) Includes (i) 2,289,839 shares of Common Stock held directly by Sprout IX, (ii) 2,108,034 shares of Common Stock held directly by Sprout VIII, (iii) 830,437 shares of Common Stock held directly by Sprout VII, (iv) 9,666 shares of Common Stock held directly by Sprout CEO, (v) 9,110 shares of Common Stock held directly by Sprout Entrepreneurs, (vi) 112,061 shares of Common Stock held directly by IX Plan, (vii) 47,203 shares of Common Stock held directly by Plan Investors, (viii) 126,517 shares of Common Stock held directly by Sprout Venture, (ix) 135,480 shares of Common Stock held directly by ESC II, (x) 174,845 shares of Common Stock held directly by DLJCC, (xi) 272,582 shares of Common Stock held directly by CSFB Fund and (xii) 100 shares of Common Stock held directly by CS Sec USA LLC.

(3) In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 4 is being filed by Credit Suisse (the “Bank”), a Swiss bank, on behalf of its subsidiaries to the extent that they constitute the Investment Banking division (the “Investment Banking division”) (the “Reporting Person”). The Reporting Person provides financial advisory and capital raising services, sales and trading for users and suppliers of capital around the world and invests in and manages private equity and venture capital funds. The address of the Bank’s principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the Reporting Person’s principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010.

The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. (“CS Hldgs USA Inc”), a Delaware corporation. The Bank’s voting stock is entirely owned by Credit Suisse Group (“CSG”), a corporation formed under the laws of Switzerland. CSG also owns the remainder of the voting stock of CS Hldgs USA Inc.

CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc. (“CS USA Inc”), a Delaware corporation and holding company. CS USA Inc is the sole member of Credit Suisse Securities (USA) LLC (“CS Sec USA LLC”), a Delaware limited liability company and a registered broker-dealer that effects trades in many companies, including the Issuer. The address of the principal business and office of each of CS Hldgs USA Inc, CS USA Inc and CS Sec USA LLC is Eleven Madison Avenue, New York, New York 10010.

Sprout Capital IX, L.P. (“Sprout IX”), Sprout Capital VIII, L.P. (“Sprout VIII”), Sprout Capital VII, L.P. (“Sprout VII”), Sprout CEO Fund, L.P. (“Sprout CEO”), Sprout Entrepreneurs Fund, L.P. (“Sprout Entrepreneurs”), Sprout IX Plan Investors, L.P. (“IX Plan”), Sprout Plan Investors, L.P. (“Plan Investors”), Sprout Venture Capital, L.P. (“Sprout Venture”) and DLJ ESC II, L.P. (“ESC II”) are Delaware limited partnerships which make investments for long term appreciation. DLJ Capital Corporation (“DLJCC”), a Delaware corporation and a wholly-owned subsidiary of CS USA Inc, acts as a venture capital partnership management company. DLJCC is also the general partner of Sprout CEO, Sprout Entrepreneurs and Sprout Venture. DLJCC is also the managing general partner of Sprout IX, Sprout VIII and Sprout VII and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX, Sprout VIII, Sprout VII, Sprout CEO, Sprout Entrepreneurs and Sprout Venture. DLJ Associates IX, L.P. (“Associates IX”), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital Associates IX, Inc. (“DLJCA IX”), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates IX. DLJ Associates VIII, L.P. (“Associates VIII”), a Delaware limited partnership, is a general partner of Sprout VIII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VIII. DLJ Capital Associates VIII, Inc. (“DLJCA VIII”), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates VIII. DLJ Associates VII, L.P. (“Associates VII”), a Delaware limited partnership, is a general partner of Sprout VII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VII. DLJ Capital Associates VII, Inc. (“DLJCA VII”), a Delaware corporation and wholly-owned subsidiary of CS USA Inc, is the managing general partner of Associates VII. DLJ LBO Plans Management Corporation (“DLJLBO”), a Delaware corporation, is the general partner of ESC II and, as such, is responsible for its day-to-day management. DLJLBO makes all of the investment decisions on behalf of ESC II. DLJLBO is an indirect wholly-owned subsidiary of CS USA Inc. DLJ LBO Plans Management Corporation II (“DLJLBO II”), a Delaware corporation, is the general partner of IX Plan and Plan Investors and, as such, is responsible for their day-to-day management. DLJLBO II makes all of the investment decisions on behalf of IX Plan and Plan Investors. DLJLBO II is a wholly-owned subsidiary of Credit Suisse First Boston Private Equity, Inc. (“CSFBPE”), a Delaware corporation, which, in turn, is a wholly-owned subsidiary of CS USA Inc. CSFB Fund Co-Investment Program, L.P. ("CSFB Fund") is a Delaware limited partnership. DLJ MB Advisors, Inc. ("DLJMB"), an indirect, wholly owned subsidiary of CS USA Inc, serves as an investment advisor to CSFB Fund. The address of the principal business and office of each of DLJCC, DLJCA IX, Associates IX, DLJCA VIII, Associates VIII, DLJCA VII, Associates VII, Sprout IX, Sprout VIII, Sprout VII, Sprout CEO, Sprout Entrepreneurs, Sprout Venture, ESC II, IX Plan, DLJLBO, DLJLBO II, DLJMB, CSFBPE, CSFB Fund and Plan Investors is Eleven Madison Avenue, New York, New York 10010.

The ultimate parent company of the Bank is CSG. CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking and insurance products. CSG and its consolidated subsidiaries are comprised of the Bank and the Winterthur division (the “Winterthur division”). In addition to the Investment Banking division, the Bank is comprised of the Asset Management division (the “Asset Management division”) and the Private Banking division (the “Private Banking division”). The Asset Management division provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide. The Private Banking division offers global private banking and corporate and retail banking services in Switzerland. The Winterthur division provides life and non-life insurance and pension products to private and corporate clients worldwide. CSG’s business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division, the Private Banking division and the Winterthur division) may beneficially own securities to which this Form 4 relates (the “Shares”) and such Shares are not reported in this Form 4. CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of the Asset Management division, the Private Banking division and the Winterthur division disclaims beneficial ownership of Shares beneficially owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of Shares beneficially owned by CSG, the Asset Management division, the Private Banking division and the Winterthur division.

The Reporting Person, CS Hldgs USA Inc, CS USA Inc and CS Sec USA LLC may be deemed for purposes of this Form 4 to beneficially own shares of Common Stock held in client accounts with respect to which CS Sec USA LLC or its employees have voting or investment discretion, or both (“Managed Accounts”). The Reporting Person, CS Hldgs USA Inc, CS USA Inc and CS Sec USA LLC disclaim beneficial ownership of shares of Common Stock held in Managed Accounts.

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